SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 18, 2006
STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 574-6200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 18, 2006, Standard Management Corporation (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market notifying the Company that, based on the Staff’s review of the Company’s recently filed Annual Report on Form 10-K, the Company’s stockholders’ equity was below the level of stockholders’ equity required for continued listing pursuant to Nasdaq Marketplace Rule 4450(a)(3). In its letter, the Staff requested that the Company provide it, not later than May 3, 2006, with a specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements. Upon review of such plan, if the Staff determines that the Company has not presented a definitive plan to achieve compliance in the short term and sustain compliance in the long term, the Staff will notify the Company that its securities will be delisted.
     The Company intends to submit the requested plan, in which it intends to outline several previously reported initiatives that should allow the Company to regain compliance. These initiatives include, among others, the successful raising of additional debt and equity capital, an exchange offer for all or a portion of the Company's trust preferred securities and the signing of definitive agreements and letters of intent to acquire profitable pharmacy businesses.
     On April 21, 2006, the Company issued a press release regarding the notification letter described above. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press release dated April 21, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By:	/s/ Stephen M. Coons

Name: Stephen M. Coons
Title: Executive Vice President and General Counsel
Dated: April 21, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated April 21, 2006